PDI Reports 20% First Quarter 2015 Revenue Growth

•	Strong Commercial Services Q1 Top Line Performance with Solid Pipeline

•	April Launch of ThyraMIR, Combined with ThyGenX, Creates Compelling Thyroid Diagnostic Solution

•	Updates 2015 Financial Outlook for Double-Digit Revenue Growth

•	Conference Call Today, May 12, 2015 at 4:30 pm ET

PARSIPPANY, N.J., May 12, 2015-- PDI, Inc. (Nasdaq: PDII) today reported financial and operational results for the first quarter ended March 31, 2015.
Net revenue for the first quarter of 2015 was $38.3 million, an increase of 20% over $31.8 million in the first quarter of 2014. Gross profit for the first quarter of 2015 was $7.6 million, or 20% of net revenue, as compared to $5.1 million, or 16% of net revenue in 2014, driven by better gross margins from the Commercial Services segment as well as higher gross margins from Interpace Diagnostics. Total operating expenses for the period were $10.5 million as compared to $5.5 million for the same period in 2014 due primarily to investment spending related to the company's molecular diagnostic strategic initiative.  The loss from continuing operations before income tax for the first quarter of 2015 was $3.8 million versus $0.4 million for the first quarter of 2014. Net revenue from Commercial Services was $36.2 million for the first quarter of 2015, an increase of approximately 14% from the first quarter of 2014, and Interpace Diagnostics net revenue was $2.1 million for the first quarter of 2015.
“Our team carried the momentum PDI began to build at the end of the year into the first quarter of 2015 as we continue to make significant strides towards our goal of generating stable and predictable, profitable growth. In the quarter we delivered tangible results with net revenue reaching $38.3 million as well as expanding margins, particularly in our Commercial Services business,” commented Nancy Lurker, president and chief executive officer of PDI, Inc. “As we move into the second quarter, our commercialization RFP pipeline is increasingly strong and we will continue to also execute on our strategy of leveraging our commercialization expertise with what we believe to be are best in class diagnostic products to achieve our goal of growing Interpace Diagnostics net revenues to approximately $13 to $14 million for 2015.”
Recent Operational Highlights
Progress Report

•	Launch of ThyraMIR™, first and only mircoRNA gene expression classifier "rule out" test for cancer risk assessment of thyroid nodules.

•	The combined molecular diagnostic tests ordered during the first quarter were approximately 1,700.

•	The number of covered lives for Interpace Diagnostics products was approximately 60 million patients in the first quarter.

•	Commercialization Services RFP pipeline remains strong at approximately $200 million at the close of the first quarter.

Publications and Presentations

•
Presentation on the use of ThyGenX™ and ThyraMIR™ in multi-platform molecular testing on fine needle aspiration to improve the pre-operative diagnosis of thyroid nodules with indeterminate cytology at The 97th Meeting and Annual Expo of the Endocrine Society in San Diego, CA. The study showed that benign or malignant nodules can be identified with both high sensitivity and specificity resulting in clinically actionable negative predictive value (NPV) at 94% and positive predictive value (PPV) at 74%.

•
Two abstracts and posters to be presented on additional ThyraMir™ data at the American Association of Clinical Endocrinologists (AACE) conference, held May 13 to May 17, 2015; One of the posters, entitled "Comprehensive diagnostic evaluation of neoplastic thyroid lesions by next generation sequencing (NGS) and miRNA gene expression" has been selected to be a featured presentation during the poster session at the AACE conference.

•
Abstract and poster to be presented on study of clinical validity and utility in the use of genetic mutations to predict progression to high-grade dysplasia or esophageal adenocarcinoma in Barrett's Esophagus at Digestive Disease Weekly (DDW) Congress, held May 16 to May 19, 2015; Manuscript submitted for publication in peer-reviewed journal.

Updated 2015 Financial Guidance

•
Total net revenue of $136 million to $140 million including: Commercial Services net revenue of $123 million to $126 million, representing approximately 3% to 6% growth over the prior year; and reiterating Interpace Diagnostics net revenue of $13 million and $14 million. Previously the Company’s guidance was $131 to $140 million in net revenue: Commercial Services revenue of $121 million to $125 million; and Interpace Diagnostics revenue of $13 million to $14 million.

•	Company-wide gross margin of approximately 18%, up from 15.5% in 2014.

•	Adjusted operating loss (as defined below) of $17 million to $19 million.

Ms. Lurker continued, “Our focused effort on our Commercial Services operations has delivered strong results in the quarter with approximately 14% growth propelled by executing on customer opportunities and unique services offerings such a PD One. The revenue growth enabled the team to deliver gross margin expansion of 280 basis points, driven by higher upside performance fees. We are also excited by the growth opportunities within Interpace Diagnostics. Most significantly, we are on track to achieve our plan to commercialize four molecular diagnostics tests in 2015, PancraGen, ThyGenX, ThyraMIR and the multi-stage launch of BarreGen in the second half of the year. Based on the recently presented data, we believe ThyraMIR, launched in April 2015, combined with ThyGenX, offers a best class diagnostics combination assay. We believe we are well positioned to generate consistent revenue growth with expanding margins throughout the rest of 2015.”
Conference Call
PDI management will host a conference call today, Tuesday, May 12, 2015 at 4:30 p.m. ET to discuss financial and operational results for the first quarter ended March 30, 2015.  The dial-in number for the conference call is 877-407-8037 (U.S. and Canada callers), and 201-689-8037 for international participants.
Investors can also access a webcast of the live conference call by linking through the investor relations section of the PDI-Inc. website,www.pdi-inc.com. The teleconference replay will be available two hours after completion through May 19, 2015 at 877-660-6853 (U.S. and Canada) or 201-612-7415. The replay passcode is 13607429. The archived web cast will be available for one year on the company's web site, www.pdi-inc.com, under "Investor Relations."
Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles (GAAP) results, we disclose certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts, that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company's financial statements.  Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. Management believes that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.
In this press release, we discuss Adjusted Operating Loss, a non-GAAP financial measure defined as operating loss from continuing operations excluding amortization expense of acquisition related intangible assets and other fair value adjustments.  A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is presented in the table attached to this news release.
About PDI, Inc.
PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's Commercial Services business is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers. PDI's Interpace Diagnostics business is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. For more information about us, please visit www.pdi-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. PDI has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the market's acceptance of our molecular diagnostic tests; projections of future revenues, growth, gross profit and anticipated internal rate of return on investments; the loss, early termination or significant reduction of any of our existing service contracts; the failure to meet performance goals in PDI's incentive-based arrangements with customers; the inability to secure additional business; or our inability to develop more predictable, higher margin business through sales of our molecular diagnostic tests, in-licensing or other means. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission (SEC), including without limitation, the Annual Report on Form 10-K filed with the SEC on March 5, 2015 . Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Investors:
Chris Dailey/Michael Polyviou
EVC Group, Inc.
(646) 445-4800
cdailey@evcgroup.com

Corporate Media:
Corinne de Palma
CD Public Relations
(212) 399-0887
Corinne@CDPublicrelations.net

Interpace Diagnostics Media:
Caren Begun
Green Room Communications
(856) 424-2023
caren@greenroompr.com

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PDI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
Revenue, net		
Commercial Services	$ 36,202	$ 31,832
Interpace Diagnostics	2,117	-
Total revenue, net	38,319	31,832
Cost of revenue		
Commercial Services	$ 29,100	$ 26,493
Interpace Diagnostics	1,574	219
Total cost of revenue	30,674	26,712
Gross Profit	7,645	5,120
Sales and marketing	2,226	-
Research and development	232	-
General and administrative	7,199	5,534
Acquisition related amortization expense	870	-
Total operating expenses	10,527	5,534
Operating loss	(2,882)	(414)
Interest expense	(848)	-
Other income, net	(86)	(17)
Loss from continuing operations before income tax	(3,816)	(431)
(Benefit) provision for income tax	(73)	66
Loss from continuing operations	(3,743)	(497)
Loss from discontinued operations, net of tax	(125)	(1,115)
Net loss	$ (3,868)	$ (1,612)
Basic and diluted loss per share of common stock:		
From continuing operations	$ (0.25)	$ (0.03)
From discontinued operations	(0.01)	(0.08)
Net loss per basic and diluted share of common stock	$ (0.26)	$ (0.11)
Weighted average number of common shares and common share equivalents outstanding:		
Basic and Diluted	15,037	14,760